Exhibit 10.30

THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

JAGUAR ANIMAL HEALTH, INC.

FORM OF CONVERTIBLE PROMISSORY NOTE

JAG-    - Note

JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (the “Company”), for value received, promises to pay to [                              ] or its registered assigns (the “Holder”), the principal sum of [                                  ] dollars ($                    ), plus simple interest thereon from the date of this Note until paid in full at the rate of twelve percent (12.0%) per annum.

Unless earlier converted, this Note will mature and the entire outstanding principal amount then outstanding, together with all accrued but unpaid interest, shall become due and payable for cash thirty (30) calendar days after demand by the Holder given within thirty (30) calendar days after the date of consummation of the “Company’s “IPO” (as defined below).  If this Note has not been earlier converted before July 31, 2015, as provided below, nor declared due and payable by Holder as provided above, the due date of this Note shall automatically be extended to July 31, 2016.  In the event this Note is paid or prepaid for cash consideration as permitted or provided hereunder, the payment of both principal and any then accrued but unpaid interest shall be made at the address of the Holder set forth in Section 6(e) below (or at such other place in the United States as the Holder shall designate to the Company in writing) in lawful money of the United States of America.  Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed. Accrued interest shall be paid annually on each anniversary date of this Note until the principal hereunder has been paid in full through repayment or conversion as herein provided.

This Note is one of a series of Convertible Promissory Notes (the “Notes”) (which Notes are substantively substantially identical except for the variations necessary to express the name of the Holder, interest commencement date and the principal amount under each Note) issued pursuant to the terms of that certain Note and Warrant Purchase Agreement originally dated for reference purposes as of December 23, 2014 (the “Purchase Agreement”) among the Company, the Holder and the other Investors (as defined therein).  All such Notes have been amended in accordance with their terms to reflect the terms set forth in this Note. Capitalized terms used but not defined herein shall have the meaning therefor set forth in the Purchase Agreement. This Note shall be subject to all of the terms and conditions of the Purchase Agreement (including but not limited to the investor representations set forth in Section 3 of the Purchase Agreement).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees (all subject to such adjustments as provided elsewhere in this Note):

1.             Conversion/Prepayment.

(a)           Subject to all other terms and conditions set forth in this Note, including but not limited to execution of the Investment Representation Statement set forth as Exhibit A attached hereto, this Note may be convertible by the Holder into the Company’s Common Stock at the “Conversion Price” (as defined below) as follows:  At any time within thirty (30) days after the closing of the sale of shares by the Company of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which is consummated on, or before, June 30, 2015 (the “Company’s IPO”), the Holder may convert all but not less than all of the principal then outstanding on this Note at the “Conversion Price” which shall be equal to the product obtained by multiplying 80% times the Company’s IPO gross price per share to the public (i.e., a 20% discount to the Company’s IPO gross price per share to the public) (the “IPO Conversion Price”).  If the Company has not consummated the Company’s IPO on, or before, June 30, 2015, the Holder may convert into shares of the Company’s Common Stock all but not less than all principal then outstanding on this Note after June 30, 2015, and prior to July 31, 2015 (the “Outside Conversion Date”), at the “Conversion Price” which shall then be equal to $2.696 per share, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares.  Subject to earlier prepayment by the Company as provided below, if the Holder so elects to convert all of the Note principal as provided above, Holder shall notify the Company thereof in writing on, or prior to, the requisite date provide above.  If the Holder does not timely elect to convert prior to July 31, 2015, and the Company has not prepaid the Note in full (as provided in sub-clause (b) below) prior to July 31, 2015, then (i) the Company’s payment obligations under this Note shall be automatically extended and all principal and accrued but unpaid interest shall be due and payable on July 31, 2016, and (ii) the Outside Conversion Date shall automatically become July 31, 2016. In the event that the Note remains outstanding after July 31, 2016, then the outstanding principal balance of this Note and any unpaid accrued interest shall upon the election of the Holder convert into shares of the Company’s Common Stock at the “Conversion Price” which shall then be equal to $2.696 per share, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares, unless after seven (7) calendar days prior written notice from the Company to Holder of its intention to repay the Note given at any time after July 31, 2016, the Company has paid all outstanding principal and accrued but unpaid interest in full within ten (10) calendar days following termination of such seven (7) calendar day period.

(b)           If the Company’s IPO has occurred on, or prior to, June 30, 2015, and this Note has not been converted earlier as provided above, then with seven (7) calendar days prior written notice given to the Holder at any time within thirty (30) calendar days after consummation of the Company’s IPO, the Company may pre-pay this Note in full unless Holder provides written notice within such seven (7) day period electing to convert all but not less than all of the principal then outstanding on this Note.

(c)           Notwithstanding anything set forth in this Note to the contrary, subject to the notice requirement set forth below in this sub-clause (c), in the event of a Change of Control (as defined below) prior to repayment or conversion in full of this Note as provided above, this Note shall become immediately due and payable and all conversion rights under this Note shall terminate as of the Change of Control. Upon written notice from the Company to Holder provided at least seven (7)  calendar days prior to a Change of Control notifying Holder of the material financial terms of the Change of Control,  Holder may elect to convert all but not less than all principal then outstanding under this Note at the then applicable Conversion Price. The term “Change of Control” means a sale, lease, exchange, exclusive license, transfer or other disposition of all or substantially all of the property, assets or business of the Company, or a merger or consolidation with or into any other corporation or other business transaction or series of transactions as a result of which stockholders of the Company immediately prior to the transaction would hold less than a majority of the voting interests of the Company (or successor) after the transaction; provided, however, that a Change of Control shall not include any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, the Company’s IPO) in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof occurs.

2.             Mechanics of Conversion.

(a)           Fractional Shares.  No fractional shares of the capital stock of the Company shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled upon conversion of this Note pursuant to Section 1(a) above, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

(b)           Stock Certificates.  The Company shall, as soon as practicable following such conversion of this Note, issue and deliver to the holder of this Note, or to its nominee or nominees, a certificate or certificates for the number of shares of the capital stock of the Company to which such holder shall be entitled as aforesaid (the “Conversion Shares”).  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion of this Note.  The person or persons entitled to receive such Conversion Shares shall be treated for all purposes as the record holder(s) of such Conversion Shares on such date.  Upon conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note other than its obligation to pay the accrued interest at such time as the Note is otherwise due and payable.

3.             Charges, Taxes and Expenses.  Issuance of a certificate for Conversion Shares or any other securities upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of the Holder, or such certificates shall be issued in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Conversion Shares (or replacement Notes) or other securities are to be issued in a name other than the name of the Holder, this Note when surrendered for exercise or transfer shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Conversion Shares or replacement Notes (or other securities), the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  Any transfer shall be subject to (i) the transferee’s agreement in writing to be subject to the applicable terms of this Note (including but not limited to all investor suitability requirements as set forth in the Purchase Agreement) and (ii) compliance with all applicable state and federal securities laws (including the delivery of investment representation letters, legal opinions and market stand-off agreements reasonably satisfactory to the Company, if such are requested by the Company).  The Holder agrees that Holder shall execute such documents, and perform such acts, which are reasonably required to assure that the conversion hereof is consummated in compliance with all applicable laws.

4.             No Rights as Stockholder.  The Holder shall not have any rights as a stockholder of the Company with regard to this Note or the Conversion Shares unless and until, and only to the extent, this Note is converted pursuant to the terms of Section 1(a) above.

5.             Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory  to the Company, Holder  (or any permitted transferee in accordance with Section 3 above) shall execute a lost securities bond, in a form reasonably satisfactory to the Company.  When the Company has received such lost securities bond, executed and dated by the Holder (or by a permitted transferee),   the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation.  Upon issuance by the Company of a new Note to the Holder (or to a permitted transferee), this original Note shall have no value and shall be of no further force and effect; and, the Company shall have no liability to any bearer of this original Note.

6.             Miscellaneous.

(a)           Payments.  All payments hereunder and prepayments shall be made on a pro rata basis among the holders of all Notes based upon the ratio of the principal amount then unpaid under this Note to the aggregate unpaid principal amount of all then outstanding Notes. Payments made under this Note shall first be credited to accrued but unpaid interest and then to principal.

(b)           Issue Date;  Governing Law.  The provisions of this Note (and any Notes issued in replacement hereof) shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date first above written.  This Note shall be binding upon any successors or assigns of the Company.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law principles, and without regard to the domicile of the Holder or any transferee.

(c)           Restrictions.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder (and any assignee)  hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Holder hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement.  Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.  In addition to and not in lieu of the foregoing, as requested at any time by the Company or any underwriter of the Company, Holder hereby agrees and acknowledges that this Note and the Conversion Shares shall be subject to and Holder shall enter into any such lock-up provisions entered into by the Company’s executive officers and directors at any time and from time to time as a condition to the issuance of this Note and obligation to issue the Conversion Shares. Holder acknowledges that such a lock-up agreement has been requested by the Company as a condition to the issuance of this Note and Holder shall execute and deliver to the Company and its underwriters such lock-up agreement.

(d)           Assignment.  This Note is in registered form within the meaning of Section 1.871-14(c)(1)(i) of the Income Tax Regulations for United States federal income and withholding tax purposes.  This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. The Holder shall bear all expenses incurred by the Company with respect to (i) a determination by the Company that any such written instrument of transfer is satisfactory under applicable law and regulations, and (ii)  the issuance and registration of a new Note or Notes to one or more transferees .   Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Principal and interest shall be paid solely to the registered holder of this Note, and such payment shall constitute full discharge of the Company’s obligation to pay such principal and interest.

(e)           Notices.  Any notice, request or other communications required or permitted hereunder shall be in writing and shall be deemed duly given if given in the manner provided in the Purchase Agreement to the address specified therein or to such other address that the Company or the Holder may specify pursuant to the terms thereof.

(f)            Facsimile; Counterparts.  This Note may be executed by the Company in facsimile form and, upon delivery  of a faxed signature or a scanned signature in PDF format, if identified, legible and complete,  such faxed or scanned executed copy of this Note to the Holder, this Note shall be binding upon and enforceable against the Company in accordance with its terms.  This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same Note.

(g)           Amendment or Waiver.  This Note may be amended or modified, and the obligations of the Company and the rights of each Holder under this Note may be waived, amended or terminated, only upon the written consent of the Company and the Holders of a majority of principal then outstanding under all Notes (the “Required Majority Holders”).  Holder acknowledges that because this Note may be amended or terminated with the consent of the Required Majority Holders, Holder’s rights hereunder, may be amended, terminated or waived without Holder’s individual consent.

(h)           Legends. The Holder by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate held by the Holder in connection with the issuance of any Conversion Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE HOLDER OF THIS CERTIFICATE AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FROM THE EFFECTIVE DATE OF THE CORPORATION’S FIRST UNDERWRITTEN PUBLIC

OFFERING IN THE UNITED STATES AS MORE FULLY PROVIDED IN THE NOTE TO WHICH THESE SECURITIES WERE ISSUED.

(i)            Usury Savings Clause.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, JAGUAR ANIMAL HEALTH, INC. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

COMPANY:

JAGUAR ANIMAL HEALTH, INC.

By:
John A. Kallassy,
Chief Financial Officer

ACCEPTED, ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN.

HOLDER:

ASSIGNMENT FORM

(To assign the foregoing Note, execute
this form and supply required information.
Do not use this form to convert the Note.)

FOR VALUE RECEIVED, and subject to compliance with applicable federal and state securities laws (including the delivery of investment representation letters, legal opinions and market stand-off agreements satisfactory to the Company, if such are requested by the Company), an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

Transferee hereby acknowledges and agrees to be bound by the terms of the Note as of this          day of                     , 20

By:
Its:

NOTE:

The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of Company’s and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	JAGUAR ANIMAL HEALTH, INC.

SECURITY	:	COMMON STOCK ISSUED UPON CONVERSION OF THE CONVERTIBLE PROMISSORY NOTE

AMOUNT	:	SHARES

DATE	:	, 20

In connection with the purchase of the above-listed Securities, the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.  In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities.  In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company.

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Securities being sold during any three-month period not exceeding specified limitations.

The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 3 of the Purchase Agreement, including but not limited to the undersigned is an “Accredited Investor” as set forth in the Purchase Agreement and is not a “Bad Actor”  as set forth in the Purchase Agreement and Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Note, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Conversion Shares will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s conversion of this Note.

(Signature)

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Date: